Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (333-121868) on Form S-3 of our reports dated March 2, 2005, relating to the financial statements and financial statement schedule, which appear in Mechanical Technology Incorporated's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

s/ PricewaterhouseCoopers LLP

Albany, New York

March 17, 2005